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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-12313, 333-62959, 333-88803, 333-40644, 333-50138 and 333-76074 of Brooktrout, Inc. on Form S-8 of our report dated February 14, 2003, appearing in this Annual Report on Form 10-K of Brooktrout, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 26, 2003

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INDEPENDENT AUDITORS' CONSENT